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                                                                       EXHIBIT 1

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                          NORTH AMERICAN PALLADIUM LTD.

                             MATERIAL CHANGE REPORT


To:                     British Columbia Securities Commission
                        Alberta Securities Commission
                        Saskatchewan Financial Services Commission,
                          Securities Division
                        Ontario Securities Commission
                        Commission des valeurs mobilieres du Quebec
                        Nova Scotia Securities Commission
                        Securities Commission of Newfoundland and Labrador

ITEM 1.         REPORTING ISSUER

                The reporting issuer filing this material change report is North American Palladium Ltd. (the "Corporation"), Suite 2116, 130 Adelaide Street West, Toronto, Ontario, M5H 3P5.

ITEM 2.         DATE OF MATERIAL CHANGE

                July 8, 2004

ITEM 3.         NEWS RELEASE

                A news release was issued on July 8, 2004 through CNN Matthews news wire service.

ITEM 4.         SUMMARY OF MATERIAL CHANGE

                During the second quarter of 2004, the mill processed 1,445,445 tonnes of ore or an average of 15,884 tonnes per day with a palladium head grade of 2.22 grams per tonne, producing 75,970 ounces of palladium at a recovery rate of 73.5%. By-product metals production during the second quarter of 2004 included 6,319 ounces of platinum, 6,249 ounces of gold, 1,060,318 pounds of nickel and 2,103,948 pounds of copper. This compares to the first quarter of 2004 when the mill processed 1,348,779 tonnes of ore, or an average of 14,822 tonnes per day with a palladium grade of 2.72 grams per tonne, producing 91,261 ounces of palladium at a recovery rate of 77.3%.

ITEM 5.         FULL DESCRIPTION OF MATERIAL CHANGE

                During the second quarter of 2004, the mill processed 1,445,445 tonnes of ore or an average of 15,884 tonnes per day with a palladium head grade of 2.22 grams per tonne, producing 75,970 ounces of palladium at a recovery rate of 73.5%. By-product metals production during the second quarter of 2004 included 6,319 ounces of platinum, 6,249 ounces of gold, 1,060,318 pounds of nickel and 2,103,948 pounds of copper. This compares to the first quarter of 2004 when the mill processed 1,348,779 tonnes of ore, or an average of 14,822 tonnes per day with a palladium grade of 2.72 grams per tonne, producing 91,261 ounces of palladium at a recovery rate of 77.3%.

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                In the first six months of 2004, the Company exceeded its
                production targets by producing 167,231 ounces of palladium. In addition, production of by-product metals exceeded budget.

                The following table outlines the operating results for the past five quarters:

        -------------------------------------- ------------ ------------ ------------ ------------ ------------
                                                 Q2, 2003     Q3, 2003     Q4, 2003     Q1, 2004     Q2, 2004
        -------------------------------------- ------------ ------------ ------------ ------------ ------------
        MILL THROUGHPUT                             12,692       14,215       16,312       14,822       15,884
        (TONNES PER DAY)
        -------------------------------------- ------------ ------------ ------------ ------------ ------------
        PALLADIUM RECOVERY (%)                       76.6%        74.0%        75.1%        77.3%        73.5%
        -------------------------------------- ------------ ------------ ------------ ------------ ------------
        MILL AVAILABILITY (%)                         84.4         92.6         94.8         89.3         92.3
        -------------------------------------- ------------ ------------ ------------ ------------ ------------
        PALLADIUM PRODUCTION (OUNCES)               59,069       76,729       94,114       91,261       75,970
        -------------------------------------- ------------ ------------ ------------ ------------ ------------

ITEM 6.         RELIANCE ON SUBSECTION 7.1(2) OR (3) OF NATIONAL INSTRUMENT
                51-102

                N/A

ITEM 7.         OMITTED INFORMATION

                N/A

ITEM 8.         EXECUTIVE OFFICER

                Mary D. Batoff, Secretary

                Tel.:  416-360-2655

ITEM 9.         STATEMENT OF EXECUTIVE OFFICER

                The foregoing accurately discloses the material change referred to herein.

                DATED at Toronto, this 19th day of July, 2004.



                                      NORTH AMERICAN PALLADIUM LTD.


                                      Per:     "MARY D. BATOFF" (SIGNED)
                                               ---------------------------------
                                               Mary D. Batoff
                                               Secretary


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